Registration No. 2-
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                       RICHARDSON ELECTRONICS, LTD.
            (Exact name of issuer as specified in its charter)

Delaware                           36-2096643
(State of Incorporation)     (I.R.S. Employer Identification No.)
40W267 Keslinger Road, LaFox, Illinois       60147
(Address of Principal Executive Offices)     (Zip Code)

                       RICHARDSON ELECTRONICS, LTD.
                EMPLOYEES' 1994 INCENTIVE COMPENSATION PLAN
                         (Full title of the plan)

                             William G. Seils,
           Senior Vice President, Secretary and General Counsel
                       Richardson Electronics, Ltd.
                           40W267 Keslinger Road
                           LaFox, Illinois 60147
                  (Name and address of agent for service)
                              (708) 208-2370
  (Telephone number, including area code, of agent for service)

                      Calculation of Registration Fee
Title                         Proposed  Proposed
of                            Maximum   Maximum        Amount
Securities     Amount         Offering  Aggregated     of
Being          Being          Price Per Offering     Registration
Registered     Registered(1)  Shares(2) Price          Fee

Common Stock   500,000        $4.3125   $2,156,250     $743.54
$.05 Par Value Shares

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for Common Stock, or pursuant to the antidilution adjustment provisions of the Plan.

(2) Estimated solely for purposes of calculating the registration fee under Rule 457(h), based upon the average of the high and low prices as reported by the NASDAQ
     National Market System as of July 22, 1994.

                           PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents By Reference

     Richardson Electronics, Ltd. (the "Company") hereby incorporates into this Registration Statement by reference the following documents filed with the Securities and Exchange
Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended (the "Securities Exchange Act") for the fiscal year ended
May 31, 1993;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the Company's fiscal year ended May 31, 1993; and

     (c)  The Company's Registration Statement on Form 8-A (File
No. 0-12906) as to the description of the Company's securities set forth in item 4 therein, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     William G. Seils, Senior Vice President, Secretary and General Counsel of the Company assisted in the preparation of this Prospectus and the Registration Statement, has given an opinion on the validity of the securities covered thereby and is eligible to receive grants under the Plan.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations. Article VII of the Company's by-laws
(i) grants indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware,
(ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, (iii) gives the Indemnitees the right to bring suit against the Company to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the Company to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The Company currently maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers. Pursuant to the authority of Section 102(b)(7) of the General Corporation Law of Delaware the Company's certificate of incorporation contains a provision which eliminates the personal liability of a director of the Company for monetary damages for breach of fiduciary duty as a director, except to the extent limited by such statutory provision.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The exhibits to the registration statement are listed in the
Exhibit Index elsewhere herein.

Item 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)       To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               EXHIBIT INDEX

                                                       Page No.

4.   Copy of the Richardson Electronics, Ltd.          15-25
     Employees' 1994 Incentive Compensation Plan

5.   Opinion of William G. Seils                       26

24.  Consent of Ernst & Young                          27
     Consent of William G. Seils
     (contained in Exhibit 5)                          26

25.  Power of Attorney                                 28-36

99.  List of Subsidiaries                              37

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of LaFox and the State of Illinois on the 26th day of July, 1994.

                              RICHARDSON ELECTRONICS, LTD.


                              By:   /s/ Edward J. Richardson
                                   Edward J. Richardson
                                   Chairman of the Board,
                                   President and Chief Executive
                                   Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                Title                    Date

                         Chairman of the Board,
                         President, Chief
/s/ Edward J. Richardson     Executive Officer and
Edward J. Richardson     Director (Principal
                         Executive Officer)       July 25, 1994

                         Vice President and
                         Chief Financial Officer
/s/ William J. Garry     (Principal Financial and
William J. Garry         Accounting Officer)      July 25, 1994


/s/ Dennis R. Gandy
Dennis R. Gandy          Director                 July 15, 1994


/s/ David Gilden
David Gilden             Director                 July 15, 1994


/s/ Joel Levine
Joel Levine              Director                 July 15, 1994




/s/ Leonard R. Prange
Leonard R. Prange        Director                 July 25, 1994


/s/ Arnold R. Allen
Arnold R. Allen          Director                 July 16, 1994


/s/ Scott Hodes
Scott Hodes              Director                 July 15, 1994


/s/ Samuel Rubinovitz
Samuel Rubinovitz        Director                 July 19, 1994


/s/ Kenneth J. Douglas
Kenneth J. Douglas       Director                 July 19, 1994

                       RICHARDSON ELECTRONICS, LTD.
                EMPLOYEES' 1994 INCENTIVE COMPENSATION PLAN


                                 ARTICLE I
                                  Purpose

     The purposes of the Plan are to attract and retain capable executives and other key employees in the employ of Richardson Electronics, Ltd., a Delaware corporation (the "Company") and its subsidiaries by giving these individuals the opportunity either to acquire an equity interest or to increase their present equity interest in the Company. The Company intends that certain of the Options granted pursuant to the Plan will qualify and that certain other of the Options will not qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, and the terms of the Options shall be interpreted in accordance with their designation in the Option Agreement.


                                ARTICLE II
                                Definitions

     As used in this Plan, the following terms shall each have the meaning set forth in this Article, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa and the masculine gender shall be deemed to include the feminine gender.

2.1  Board shall mean the Board of Directors of the Company.

2.2 Cash Bonus shall mean the right granted by the Committee pursuant to Section 6.11 with respect to certain Options and pursuant to Section 8.4.9 with respect to certain Stock Awards, which right shall entitle the Grantee to a cash payment from the Company in addition to the shares of Common Stock subject to such Option or Stock Award.

2.3 Code shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended and any regulation issued pursuant thereto by the Internal Revenue Service. Whenever any provision of the Code is renumbered or otherwise amended, this Plan shall, to the extent possible, be construed by reference to the successor to such provision.

2.4 Committee shall mean the Committee appointed by the Board in accordance with the provisions of Article IV to administer the Plan.

2.5 Common Stock shall mean the common stock, $.05 par value, of the Company.

2.6 Company shall mean Richardson Electronics, Ltd., a Delaware corporation, and any successor to it.

2.7 Disinterested Person shall mean any member of the Board, who at the time discretion under the Plan is exercised is not eligible, and who has not at any time for one year prior thereto been eligible, for selection as a Grantee either under this Plan or as a grantee under any other plan of the Company, or any of the affiliates (as that term is used in the Securities Exchange Act of 1934, as amended) of the Company entitling the participants therein to acquire stock, stock appreciation rights, or stock options of the Company or any of its affiliates; provided that a member of the Board who is not an Employee shall not fail to qualify as a Disinterested Person solely as a result of having received a stock option upon becoming a member of the Board without any exercise of discretion by the Board.

2.8 Effective Date shall mean July 13, 1994, subject to the approval of a majority of the stockholders of the Company entitled to vote thereon at the next annual meeting of the stockholders of the Company or any adjournment thereof. In the event the stockholders of the Company shall fail to so approve the Plan, each Option or Restricted Stock Award granted under the Plan on or after the Effective Date shall be and become null and void.

2.9 Employee shall mean any individual employed by and receiving compensation from the Company or any Subsidiary.

2.10 Fair Market Value of Common Stock shall mean an amount equal to the mean of the closing bid and asked quotations for a share of Common Stock in the over-the-counter market as of the date for which such value is being determined, as reported by the National Association of Securities Dealers, Inc. through NASDAQ or, in the event that the Common Stock is listed on any exchange (including, without limitation, the NASDAQ National Market System), the price established by the last sale on such exchange on that date or, if there were no sales on that date, the mean of the bid and asked prices for Common Stock on that exchange at the close of business on that date.

2.11 Grantee shall mean an Employee who is granted either an Option or a Stock Award by the Committee under the Plan.

2.12 Incentive Stock Option means an Option qualifying as an "incentive stock option" under Section 422 of the Code.

2.13 Nonqualified Stock Option means an Option which is not an Incentive Stock Option.

2.14 Option shall mean an option to purchase a specific number of shares of the Common Stock that is granted by the Committee on or subsequent to the Effective Date pursuant to the terms of the Plan.

2.15 Option Agreement shall mean a written agreement evidencing the right of the Grantee to purchase Common Stock pursuant to the terms of this Plan which agreement shall be in the form described in Article VI.

2.16 Option Price means the purchase price for Common Stock under an Option as determined pursuant to Article VI below.

2.17 Plan shall mean the Richardson Electronics, Ltd.
Employees' 1994 Incentive Compensation Plan, as set forth herein, as amended from time to time.

2.18 Restricted Stock Agreement shall mean a written agreement evidencing the right of the Grantee to receive Common Stock pursuant to the terms of this Plan which agreement shall be in the form described in Article VIII.

2.19 Stock Award shall mean a grant by the Committee of a specific number of shares of Common Stock to an eligible Employee pursuant to the terms of the Plan in recognition of the services performed by such Employee for the Company and without payment of any other consideration by the Employee.

2.20 Subsidiary shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 425(f) of the Code, as that section may be amended from time to time.


                                ARTICLE III
                          Shares Subject to Plan

3.1 Number of Shares Available for Grant. Subject to adjustment as provided in Section 3.2 and Article X, the aggregate number of shares of Common Stock which may be issued under the Plan is Five Hundred Thousand (500,000) and no Grantee may be issued Options and Stock Awards under the Plan for more than One Hundred Thousand (100,000) shares in any one year.

3.2 Shares Subject to Options and Awards that Terminate. In the event that any Option terminates for any reason (whether vested or non-vested at the time of termination) without having been exercised in full, a number of shares of the Common Stock equal to the number of unpurchased shares of Common Stock subject to that Option shall become available for issuance under the Plan. In the event that any of the shares of Common Stock that have been issued in connection with any Stock Award are subsequently forfeited, such shares shall once again become available for issuance under the Plan but only if the Grantee received no benefits of ownership from such shares, such as dividends.

3.3 Source of Shares. The shares of Common Stock issued under the Plan shall be made available, in the discretion of the Board, either from the authorized but unissued Common Stock or from any outstanding Common Stock which has been reacquired by the Company.


                                ARTICLE IV
                              Administration

4.1 Authority of Committee. The authority to control and manage the operations and administration of the Plan shall be vested exclusively in the Committee which shall be appointed by the Board and shall consist of not less than two (2) members of the Board. All members of the Committee shall be Disinterested Persons. Members of the Committee shall serve at the pleasure of the Board. The Board may appoint new members to the Committee to fill any vacancies occurring in the membership of the Committee.

4.2 Determinations to be made by Committee. Subject to the provisions of this Plan, the Committee shall determine: (1) the Grantees, (2) the number of shares of Common Stock subject to an Option or Stock Award, (3) the dates upon which Options and Stock Awards are granted, (4) subject to Section 6.3, the date or dates upon which an Option may be exercised, (5) the manner in which an Option may be exercised, (6) whether and for what period the Option may be exercised after the Grantee ceases to be an Employee, (7) whether or not the Option is to an Incentive Stock Option, (8) such other terms to which an Option or Stock Award is subject (including the time at which it vests and whether it entitles the Grantee to receive a Cash Bonus), and (9) the form of any Option Agreements and of any Restricted Stock Agreements.

4.3 Interpretation of Plan. The Committee shall interpret the Plan and from time to time may adopt such rules and regulations for carrying out the terms and purposes of the Plan and may take such other actions in the administration of the Plan as it deems advisable. The interpretation and construction by the Committee of any provisions of, and the determination of any question arising under the Plan, any such rule or regulation, or any Option Agreement or Restricted Stock Agreement shall be final and binding on all persons interested in the Plan. Option Agreements or Restricted Stock Agreements may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Grantee except to the extent that such amendment operates solely to the benefit of the Grantee.

4.4 Actions by Committee. The Committee shall maintain written minutes of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all the members, shall be the acts of the Committee. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable.

4.5 Actions Performed in Good Faith. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.


                                 ARTICLE V
                                Eligibility

     All key administrative, managerial and executive Employees, as determined in the sole discretion of the Committee, shall be eligible to receive both Options and Stock Awards.


                                ARTICLE VI
                      Terms and Conditions of Options

     All Options granted by the Committee under the Plan shall be evidenced by an Option Agreement which shall be in such form as the Committee may from time to time approve and shall be executed on behalf of the Company by one or more officers of the Company. Each such Option Agreement shall be subject to the terms and conditions of the Plan as well as such other terms and conditions as the Committee may deem desirable, including but not limited to the period or times at which the Grantee's rights vest, and shall provide in substance as follows:

6.1 Number of Shares and Option Price. Each Option Agreement shall specify the number of shares of Common Stock subject to such Option and the purchase price per share for such shares.
The purchase price per share shall not be less than 50% of the Fair Market Value of the Common Stock on the date that the Option is granted and the purchase price per share of Common Stock subject to an Incentive Stock Option shall not be less than the Fair Market Value of the Common Stock on the date that the Option is granted. The number of shares and the purchase price per share shall be subject to adjustment as provided in Article X. For all Incentive Stock Options granted, the aggregate Fair Market Value of the Common Stock (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year (together with options granted under all incentive stock option plans of the Company, any parent corporation or Subsidiary) shall not exceed One Hundred Thousand Dollars ($100,000) for any one Grantee.

6.2 Non-Transferability of Options. Each Option Agreement shall provide: (i) that during the life of the Grantee the Option is non-transferable and non-assignable by the Grantee and may be exercised (to the extent vested) only by the Grantee or his guardian or legal representative and (ii) that in the event the Grantee dies prior to the expiration of the term of the Option, the Option (to the extent vested) may be exercised only by the Grantee's designated Beneficiary or in the absence of such designation by his legal representative or other successor in trust.

6.3 Maximum Term. Each Option Agreement shall set forth the period during which it may be exercised; provided, however, that any Option granted pursuant to this Plan shall expire not more than ten (10) years from the date that the Option is granted.

6.4 Exercise of Options Upon Termination of Employment. Except as otherwise provided in this Plan each Option Agreement shall provide that:

     (a) If a Grantee ceases to be an Employee, for any reason other than the Grantee's death, disability, or termination for cause, the Grantee may exercise his or her Options in accordance with their terms for a period of three months after such termination of employment unless such Option provides otherwise, but only to the extent the Grantee was entitled to exercise the Options on the date of termination. For purposes of the Plan:
(i) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the Employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment.

     (b) If a Grantee ceases to be an Employee due to the Grantee's disability, he or she may exercise his or her Option in accordance with its terms for one year after he or she ceases to be employed unless such Option earlier expires by its terms, but only to the extent that the Grantee was entitled to exercise the Option on the date of such termination.

     (c) If a Grantee dies either while an Employee or otherwise during a time when the Grantee could have exercised an Option, the Options issued to such Grantee shall be exercisable in accordance with their terms by the Grantee's designated Beneficiary or in the absence of such designation by the personal representative of such Grantee or other successor to the interest of the Grantee for a period of one year after such Grantee's death to the extent that the Grantee was entitled to exercise the Option on the date of death but not beyond the original term of the Option.

     (d) If a Grantee's employment is terminated for cause, the Grantee shall have no further right to exercise any Option previously granted him or her.

6.5 Intra-Corporate Transfers. Each Option Agreement shall provide that a transfer of employment from the Company to a Subsidiary or vice versa or between two such Subsidiaries shall not be deemed a termination of employment.

6.6 Method of Exercise of Options. Each Option Agreement shall provide that the Option shall be exercised by delivering a written notice of exercise to the Company. Each such notice shall state the number of shares of Common Stock with respect to which the Option is being exercised and shall be signed by the person (or persons) exercising the Option and, in the event the Option is being exercised by any person other than the Grantee, shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option.
A certified or cashier's check in full payment of the purchase price for the number of shares of Common Stock specified in the notice must accompany such notice; provided, however, the purchase price may be paid in such other manner or form as the Committee may approve, including, without limitation, by delivery of a certificate or certificates for shares of Common Stock owned by the Grantee having a Fair Market Value at the date of exercise equal to the purchase price for such shares, or any combination of the foregoing. Any stock certificate or certificates delivered must be endorsed, or accompanied by an appropriate stock power, to the order of the Company, with the signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange. No shares of Common Stock shall be issued in connection with an exercise of the Option until payment for such shares has been made. The Company may make appropriate arrangements with a broker or other institution to receive sale or loan proceeds in the amount of the exercise price upon delivery of an appropriate irrevocable exercise notice and instructions to promptly deliver the sale or loan proceeds or similar arrangements satisfactory to the Committee. The delivery of such notice and instructions or compliance with similar arrangements approved by the Committee shall be deemed conditional payment of the purchase price authorizing delivery of the shares by the Company.

6.7 Forfeiture. An Option Agreement may provide for such conditions on the right of the Grantee to exercise his Option as the Committee, in its sole discretion, deems appropriate, which conditions may, without limitation, include conditions based upon either (i) the completion by the Grantee of a further period of continued employment or (ii) the performance of the Company, of any Subsidiary, or any division thereof, or of the Grantee. Without limiting the foregoing, an Option Agreement may provide that the Committee may, in its sole discretion, terminate in whole or in part any portion of the Option which has not yet become vested if it determines that the Grantee is not satisfactorily performing the duties to which he was assigned on the date the Option was granted or duties of at least equal responsibility.

6.8 Withholding. Each Option Agreement shall provide that the Company shall have the right to require the Grantee to remit and the Grantee shall have the obligation to remit to the Company, or to withhold from other amounts due to the Grantee as compensation or otherwise (including, but not limited to the Cash Bonus, if any, granted as part of the Option or Option shares), an amount sufficient to satisfy all applicable withholding taxes. At the Committee's election, such amount shall be satisfied with cash or shares of Common Stock.

6.9 Beneficiaries. Each Option Agreement may provide that the Grantee may designate the person or persons (collectively the "Beneficiary") who, in the event of the death of the Grantee, may exercise the Option(s) held by the Grantee at the time of his death and may also include restrictions on the ability of Beneficiaries to exercise the Grantee's Options. Any designation of a Beneficiary shall be in writing, shall be signed by the Grantee, and shall be effective only when filed with the Committee. In the event that the Grantee fails to designate a Beneficiary or that none of is Beneficiaries survive the Grantee, the legal representative of the Grantee may exercise the Grantee's vested Options to the same extent as a Beneficiary. A Beneficiary designation may be changed at any time and from time to time by the Grantee; provided, however, that any such change shall become effective only when filed with the Committee.

6.10 Section 422A(b) Statement. Each Option Agreement which is intended to be a Non Qualified Stock Option shall contain the statement "This Option shall not be treated as an Incentive Stock Option within the meaning of Internal Revenue Code Section 422A."

6.11 Cash Bonus. In the event that the Committee, in its sole discretion, grants a Cash Bonus to the Grantee as part of the Option, then in addition to the provisions described above, the Option Agreement shall contain provisions describing the amount of such Cash Bonus, and the time or times at which the Grantee's right to such Cash Bonus vests.

6.12 Surrender of Prior Options. An Option Agreement may, in the Committee's discretion, provide that the Option is contingent upon the Grantee agreeing to the cancellation without exercise of another stock option granted under the Plan or any other plan maintained by the Company or any Subsidiary. In the event that the stockholders of the Company fail to approve the Plan as provided in Section 2.8 above, then any option which has been surrendered for cancellation without exercise pursuant to this
Section 6.12 shall remain in effect as originally granted and the agreement evidencing such option shall be returned to the grantee of such option.


                                ARTICLE VII
                            Exercise of Options

7.1 Date of Exercise. For all purposes the date of exercise of the Option shall be the date on which the notice described in
Section 6.6 shall have been delivered to the Company, but the exercise of that Option shall not be effective unless and until the person (or persons) exercising the Option complies with all the provisions of the Plan, Option Agreement or of the Committee governing the exercise of the Option within a reasonable time after the delivery of such notice.

7.2 Delivery of Certificate. The Company shall deliver certificates for the shares of Common Stock subject to the Option, within a reasonable period of time after the day on which the exercise of the Option is effective provided that the Company shall not be required, upon the exercise of any Option, to issue or deliver any shares of Common Stock prior to the completion of such registration or other qualification of the Common Stock under any applicable law, rule or regulation as the Company shall determine to be necessary, and compliance with all other applicable laws, rules or regulations as the Company shall determine to be necessary, and in any such event the date of delivery shall be extended for the period necessary and compliance with all other applicable laws, rules or regulations as the Company shall determine to be necessary. No one shall be or be deemed to be the holder of any Common Stock subject to an Option unless and until certificates for the shares of such Common Stock are issued to that person.


                               ARTICLE VIII
                   Terms and Conditions of Stock Awards

8.1 Generally. The Committee shall, in its sole and absolute discretion, determine whether a Stock Award shall take the form of (i) an unrestricted grant of shares of Common Stock or (ii) a grant of shares of Common Stock which are subject to the risk of forfeiture.

8.2 Fully Vested Grant of Stock. If the Committee determines that the Stock Award shall take the form of an unrestricted grant of shares of Common Stock, then it shall, after the payment of applicable withholding taxes by the Grantee, cause a certificate representing such shares to be delivered to the Grantee.

8.3 Grant of Stock Subject to the Risk of Forfeiture. If the Committee determines that the Stock Award shall take the form of a grant of shares of Common Stock which are to remain subject to the risk of forfeiture for a period of time, then it shall take or cause to be taken the steps set forth in this Section 8.3:

8.3.1 Restricted Stock Agreement. The Committee shall cause the Stock Award to be evidenced by a Restricted Stock Agreement which, subject to Section 8.4, shall be in such form as the Committee may from time to time approve and shall be executed on behalf of the Company by one or more officers of the Company.

8.3.2     Stock Certificates.
     (a) The Company shall cause a certificate or certificates representing the shares subject to the Restricted Stock Agreement to be registered in the name of the Grantee which certificate(s) shall bear the following legend:

          The shares represented by this certificate have been issued pursuant to the terms of a Restricted Stock Award made under the Richardson Electronics, Ltd. Employees' 1994 Incentive Compensation Plan and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until such time as is set forth in that certain Restricted Stock Agreement dated the

   day of    , 19  , by and between Richardson Electronics,
Ltd. and
                     .

     (b) In order to enforce the restrictions on the shares subject to the Restricted Stock Agreement, the Committee shall require the Grantee, immediately upon receipt of a certificate or certificates representing such shares, to deposit such certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as shall be determined by the Committee.

     (c) At such time as any number of the shares of Common Stock are no longer subject to the restrictions, terms, and conditions of the Grantee's Restricted Stock Agreement (the "Unrestricted Shares"), the Committee shall cause a new certificate to be delivered to the Grantee, without the legend set forth above, for the Unrestricted Shares. The shares remaining subject to the Restricted Stock Agreement shall either be cancelled or, if appropriate under the terms of the Restricted Stock Agreement, continue to be held by the Company or held in escrow subject to the restrictions, terms, and conditions of the Restricted Stock Agreement.

     (d) In the event that a Grantee becomes entitled to receive any new, additional, or different securities by virtue of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, or any similar change affecting the Common Stock subject to the Participant's Restricted Stock Agreement, such securities shall be subject to the same restrictions, terms and conditions as apply to the shares of Common Stock subject to such Restricted Stock Agreement.

8.4 Form of Restricted Stock Agreement. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan as well as such other terms and conditions as the Committee may deem desirable and shall provide in substance as follows:

8.4.1 Number of Shares. Each Restricted Stock Agreement shall specify the number of shares of Common Stock subject to such Restricted Stock Agreement.

8.4.2 Non-Transferability of Restricted Stock. Each Restricted Stock Agreement shall provide: (i) that during the life of the Grantee the shares subject to the Restricted Stock Agreement may not be transferred or assigned by the Grantee, and that such shares may be received (to the extent vested) only by the Grantee or his guardian or legal representative, and (ii) that upon the death of the Grantee the shares of Common Stock (to the extent vested) subject to any Restricted Stock Agreement held by him at the time of his death which have not been previously delivered to the Grantee shall be distributed to his designated Beneficiary or in the absence of such designation to his legal representative or other successor in interest.

8.4.3 Intra-Corporate Transfers. Each Restricted Stock Agreement shall provide that a transfer of employment from the Company to a Subsidiary or vice versa or between two such Subsidiaries shall not be deemed a termination of employment.

8.4.4 Forfeiture. In addition to any other condition or other vesting requirement, a Restricted Stock Agreement may provide that a Grantee may forfeit in whole or in part any portion of the shares of Common Stock subject to such Restricted Stock Agreement which have not yet become vested if the Committee may, in its sole discretion, determine that the Grantee is not satisfactorily performing the duties to which he was assigned on the date the Stock Award was granted or duties of at least equal responsibility.

8.4.5 Vesting. Each Restricted Stock Agreement shall contain a schedule setting forth the period over which or the conditions upon which the Grantee's rights in the shares of Common Stock subject to the Restricted Stock Agreement vest (which may include any conditions described in Section 6.7) and shall also provide whether the Restricted Stock Agreement becomes vested, in whole or in part, if the Grantee dies before his rights would otherwise have become fully vested.

8.4.6 Stockholder Rights. Each Restricted Stock Agreement shall provide that during its term the Grantee shall be entitled to receive all dividends paid on all of the shares of Common Stock subject to such Restricted Stock Agreement, to vote all such shares, and to enjoy all other stockholder rights, except that the Grantee shall neither (i) be entitled to the delivery of the certificate evidencing shares except as provided in Section 8.3 above nor (ii) be able to sell, assign, transfer, pledge, hypothecate or otherwise dispose of such shares until such time he has received a certificate evidencing such shares.

8.4.7 Beneficiary. Each Restricted Stock Agreement shall provide that the Grantee may designate the person or persons (collectively the "Beneficiary") who, in the event of the death of the Grantee, shall receive the certificate(s) evidencing shares of Common Stock (to the extent vested) subject to the Restricted Stock Agreement held by the Grantee at the time of his death. Any such designation shall be in writing, shall be signed by the Grantee, and shall be effective only when filed with the Committee. In the event that the Grantee fails to designate a Beneficiary or that none of his Beneficiaries survive the Grantee, the legal representative of the Grantee shall receive the certificate(s) evidencing the shares of Common Stock (to the extent vested) subject to the Grantee's Restricted Stock Agreement. A Beneficiary designation may be changed at any time and from time to time by the Grantee; provided, however, that any such change shall become effective only when filed with the Committee.

8.4.8 Withholding. Each Restricted Stock Agreement shall provide that the Company shall have the right to require the Grantee to remit and the Grantee shall have the obligation to remit to the Company, or to withhold from other amounts due the Grantee, as compensation or otherwise (including but not limited to any Cash Bonus granted in connection with the related Stock Award), an amount sufficient to satisfy all applicable withholding tax requirements. At the Committee's election, such amount shall be satisfied with cash or Common Stock.

8.4.9 Cash Bonus. In the event that the Committee grants a Cash Bonus in connection with the Stock Award, then in addition to the provisions described above, the Restricted Stock Agreement shall contain provisions describing the amount of such Cash Bonus, and the time or times at which the Grantee's right to such Cash Bonus vests.


                                ARTICLE IX
                   Terms and Conditions of Cash Bonuses

9.1 Grant of Cash Bonuses. The Committee may, in its sole discretion, grant Cash Bonuses as part of any Option or Stock Award granted under the Plan. Such Cash Bonuses may be granted at any time during the term of the Option or Stock Award to which it relates.

9.2  Amount and Vesting of the Cash Bonuses.
     (a) In the case of Cash Bonuses granted in connection with an Option, the Grantee's (or his Beneficiary) right to receive a Cash Bonus shall vest each time he purchases shares of Common Stock subject to such Option. The amount of such Cash Bonus shall be equal to the product obtained by multiplying (A) the excess, if any, of the Fair Market Value (determined pursuant to paragraph (d) below) of the shares so purchased over the purchase price for such shares times (B) a fraction, the numerator of which is an amount equal to the Combined
Marginal Rate of Tax (as that term is defined in Section 9.5 below) and the denominator of which is an amount equal to the excess of one (1) over the Combined Marginal Rate of Tax.

     (b) In the case of Cash Bonuses granted in connection with a Stock Award described in Section 8.2, the Grantee's right to a Cash Bonus shall vest at the time the certificate representing the shares subject to the Stock Award is delivered to the Grantee (or his Beneficiary). The amount of the Cash Bonus shall be equal to the product obtained by multiplying the Fair Market Value (determined pursuant to paragraph (d) below) of such shares times a fraction, the numerator of which is an amount equal to the Combined Marginal Rate of Tax and the denominator of which is an amount equal to the excess of one (1) over the Combined Marginal Rate of Tax.

     (c) In the case of Cash Bonuses granted in connection with a Stock Award described in Section 8.3, the Grantee shall be entitled to receive a Cash Bonus. Right to a Cash Bonus shall vest when a certificate representing Unrestricted Shares is delivered to the Grantee (or his Beneficiary) pursuant to Section 8.3.2(c) or if the employee makes an election under Section 83(b) of the Code, when a certificate is issued in accordance with
Section 8.3.2(a). The amount of such Cash Bonus shall be equal to the product obtained by multiplying the Fair Market Value (determined pursuant to paragraph (d) below) of the Unrestricted Shares evidenced by such certificate times a fraction, the numerator of which is an amount equal to the Combined Marginal Rate of Tax and the denominator of which is an amount equal to the excess of one (1) over the Combined Marginal Rate of Tax.

     (d) For purposes of this Section 9.2, the Fair Market Value of the shares shall be determined as of the date on which the shares "first become transferable or are not subject to a substantial risk of forfeiture," (within the meaning of Code
Section 83) whichever occurs earlier as determined by the Committee in its sole and absolute discretion.

9.3 Payment of Cash Bonus. The Company may either pay the Cash Bonus to a Grantee or withhold all or a portion of the Cash Bonus and apply such amount to the payment of withholding taxes due in connection with amounts received by the Grantee pursuant to the Plan.

9.4 Combined Marginal Rate of Tax. For purposes of this Article IX, the term Combined Marginal Rate of Tax shall mean an amount equal to the sum of the highest marginal rates of federal, state and local income taxes applicable to individuals residing in the state and city where the Grantee resides, giving effect to the deductibility for federal income tax purposes of state and local income taxes. In the event that the Grantee is neither a resident nor citizen of the United States, this Section 9.4 shall be applied by replacing the term "federal, state and local income taxes" with the term "all applicable income taxes" wherever it appears herein.

9.5 Construction. It is the intention of the Company that the amount of a Cash Bonus be calculated at the time at which the ownership of the shares of Common Stock subject to the related Option or Stock Award results in the inclusion of income by the Grantee pursuant to Code Section 83 and this Section shall be so construed and applied. Nothing contained herein shall be construed as a guarantee by the Company that the Internal Revenue Service, or other taxing authority, will agree with the determination of the Committee as to the date upon which such inclusion income occurs or the amount thereof. In the event of any such disagreement, nothing contained herein shall be construed as a promise of an additional payment by the Company to the Grantee.


                                ARTICLE IX
                         Effect of Certain Changes

10.1 Anti-Dilution. If there is any change in the number of shares of Common Stock through the declaration of stock dividends or through a recapitalization which results in stock splits or reverse stock splits, the number of shares of Common Stock available for issuance under the Plan, the number of such shares covered by outstanding Options and Restricted Stock Awards, and the price per share of such Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

10.2 Change in Par Value. In the event of a change in the Common Stock of the Company, as presently constituted as of the date of this Amendment and Restatement of the Plan, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

10.3 Mergers, Recapitalization, Etc. In the event that the Company enters into an agreement or plan to merge or consolidate with any other corporation, to reclassify, reorganize or otherwise substantially alter its capital or business structure, to sell all or a substantial part of its business or assets, or to dissolve, the Committee may make such changes in the terms of outstanding Option Agreements and Restricted Stock Agreements as may be equitable and appropriate in the context of such transaction, including without limitation substituting for the shares of Stock subject to such Agreements equity interests in any entity which will succeed to the business of the Company pursuant to such transaction, accelerating the vesting schedule in such Agreement, and providing that outstanding Options will lapse if not exercised during a reasonable period prior to such transaction.

10.4 Adjustments to be made by Committee. The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

10.5 Rights of Option Grantee. A Grantee of an Option shall not have any of the rights or privileges of a stockholder of the Company unless and until certificates evidencing the shares of Common Stock subject to such Option have been issued and delivered to the Grantee.

10.6 Right of Company to Make Adjustments. The grant of an Option or a Stock Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or part of its business or assets.


                                ARTICLE XI
                         Amendment and Termination

     The Board shall have the right to amend or suspend, or terminate the Plan at any time, provided that unless first approved by the stockholders of the Company, no amendment shall be made to the Plan (except to conform the Plan, the Option Agreements or Restricted Stock Agreements thereunder to changes in the Code or governing law) which: (1) increases the total number of shares of Common Stock which may be issued under the Plan, or (2) lowers the minimum option price specified in Article
VI. No amendment to the Plan shall be made by the Board that materially changes the terms of the Plan as to impair or adversely alter the rights of a Grantee or other option holder without such person's consent.


                                ARTICLE XII
                           Application of Funds

     Any proceeds received by the Company as a result of the exercise of Options granted under the Plan may be used for any valid corporate purpose.


                               ARTICLE XIII
                                  Notice

     Any notice to the Company required under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its offices at 40W267 Keslinger Road, LaFox, Illinois 60147, Attention: Stock Option Committee.


                                ARTICLE XIV
                               Term of Plan

     The Board may terminate the Plan at any time but if not sooner terminated it shall terminate at the close of business on July 12, 2004. Options may not be granted and Restricted Stock Awards may not be made after the Plan terminates. Termination of the Plan shall not, however, affect the rights of Grantees under previously granted Options or Restricted Stock Awards, and all unexpired Options and Restricted Stock Awards shall continue in force and operation after termination of the Plan until they are exercised, lapse or terminate by their own terms and conditions, and the Plan shall continue in effect solely with respect to such Options and Restricted Stock Awards for so long as they remain outstanding.


                                ARTICLE XV
                         No Contract of Employment

     Neither the adoption of the Plan nor the grant of any Option or Restricted Stock Award shall be deemed to obligate either the Company or any Subsidiary to continue the employment of any Employee.


                                ARTICLE XVI
                 Section 16 of the Securities Exchange Act

     With respect to Grantees subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.






July 25, 1994



The Board of Directors of
Richardson Electronics, Ltd.
40W267 Keslinger Road
LaFox, IL  60147

Gentlemen:

This opinion is delivered to you in connection with the registration statement ("Registration Statement") on Form
S-8 being filed by you ("Company") with the Securities and Exchange Commission on July 26, 1994 relating to the registration for sale and issuance by the Company, pursuant to the Securities Act of 1933, as amended, of 500,000 shares of the Common Stock, par value $05 per share, of the Company, upon exercise of options and/or stock awards to be issued pursuant to the Richardson Electronics, Ltd. Employees 1994 Incentive Compensation Plan (the "Plan").

I have examined the Company's restated certificate of incorporation and by-laws, as amended, the registration statement, the Plan, the records of corporate proceedings adopting the Plan and such other instruments and documents as I deemed material to this opinion.

Based upon the foregoing examination, I am of the opinion, subject to approval of the Plan by the stockholders of the Company at the Annual Meeting scheduled to be held on October 11, 1994, that up to 500,000 shares of Common Stock, $.05 par value of the Company, when sold and issued upon grants of stock awards or exercise of options in accordance with their terms and the terms and provisions of the Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the reference to me under the caption
"Interest of Named Experts and Counsel" in the registration statement and to the filing of this opinion as an exhibit to the registration statement.

                              Very truly yours,



                              William G. Seils

                                Exhibit 24

                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Employees' Incentive Compensation Plan of Richardson Electronics, Ltd. of our report dated July 14, 1993, with respect to the consolidated financial statements and schedules of Richardson Electronics, Ltd. included or incorported by reference in its Annual Report on Form 10-K for the year ended May 31, 1993.


                              /s/ Ernst & Young


July 25, 1994

                                EXHIBIT 25

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward
J. Richardson and William G. Seils as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all documents which said attorney-in-fact and agent may deem necessary or advisable to enable Richardson Electronics, Ltd. to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities Exchange Commission in connection with the registration under said Act of Shares of Common Stock, $.05 par value, to be offered or sold by said corporation pursuant to its Employees' Incentive Compensation Plan, including but not limited to a Registration Statement and any and all amendments including post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     This Power of Attorney may be executed in several counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have Power of Attorney as of this 25th day of July, 1994.

     Signature                Title



/s/ Edward J. Richardson                Director

                                EXHIBIT 25

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward
J. Richardson and William G. Seils as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all documents which said attorney-in-fact and agent may deem necessary or advisable to enable Richardson Electronics, Ltd. to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities Exchange Commission in connection with the registration under said Act of Shares of Common Stock, $.05 par value, to be offered or sold by said corporation pursuant to its Employees' Incentive Compensation Plan, including but not limited to a Registration Statement and any and all amendments including post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     This Power of Attorney may be executed in several counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have Power of Attorney as of this 15th day of July, 1994.

     Signature                Title



/s/ Dennis R. Gandy                Director

     EXHIBIT 25

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward
J. Richardson and William G. Seils as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all documents which said attorney-in-fact and agent may deem necessary or advisable to enable Richardson Electronics, Ltd. to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities Exchange Commission in connection with the registration under said Act of Shares of Common Stock, $.05 par value, to be offered or sold by said corporation pursuant to its Employees' Incentive Compensation Plan, including but not limited to a Registration Statement and any and all amendments including post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     This Power of Attorney may be executed in several counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have Power of Attorney as of this 15th day of July, 1994.

     Signature                Title



/s/ David Gilden                        Director

                                EXHIBIT 25

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward
J. Richardson and William G. Seils as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all documents which said attorney-in-fact and agent may deem necessary or advisable to enable Richardson Electronics, Ltd. to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities Exchange Commission in connection with the registration under said Act of Shares of Common Stock, $.05 par value, to be offered or sold by said corporation pursuant to its Employees' Incentive Compensation Plan, including but not limited to a Registration Statement and any and all amendments including post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     This Power of Attorney may be executed in several counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have Power of Attorney as of this 15th day of July, 1994.

     Signature                Title



/s/ Joel Levine               Director

                                EXHIBIT 25

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward
J. Richardson and William G. Seils as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all documents which said attorney-in-fact and agent may deem necessary or advisable to enable Richardson Electronics, Ltd. to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities Exchange Commission in connection with the registration under said Act of Shares of Common Stock, $.05 par value, to be offered or sold by said corporation pursuant to its Employees' Incentive Compensation Plan, including but not limited to a Registration Statement and any and all amendments including post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     This Power of Attorney may be executed in several counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have Power of Attorney as of this 25th day of July, 1994.

     Signature                Title



/s/Leonard R. Prange          Director

                              EXHIBIT 25

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward
J. Richardson and William G. Seils as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all documents which said attorney-in-fact and agent may deem necessary or advisable to enable Richardson Electronics, Ltd. to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities Exchange Commission in connection with the registration under said Act of Shares of Common Stock, $.05 par value, to be offered or sold by said corporation pursuant to its Employees' Incentive Compensation Plan, including but not limited to a Registration Statement and any and all amendments including post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     This Power of Attorney may be executed in several counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have Power of Attorney as of this 16th day of July, 1994.

     Signature                Title



/s/ Arnold R. Allen           Director

                               EXHIBIT 25

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward
J. Richardson and William G. Seils as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all documents which said attorney-in-fact and agent may deem necessary or advisable to enable Richardson Electronics, Ltd. to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities Exchange Commission in connection with the registration under said Act of Shares of Common Stock, $.05 par value, to be offered or sold by said corporation pursuant to its Employees' Incentive Compensation Plan, including but not limited to a Registration Statement and any and all amendments including post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     This Power of Attorney may be executed in several counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have Power of Attorney as of this 15th day of July, 1994.

     Signature                Title



/s/ Scott Hodes               Director

                                EXHIBIT 25

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward
J. Richardson and William G. Seils as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all documents which said attorney-in-fact and agent may deem necessary or advisable to enable Richardson Electronics, Ltd. to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities Exchange Commission in connection with the registration under said Act of Shares of Common Stock, $.05 par value, to be offered or sold by said corporation pursuant to its Employees' Incentive Compensation Plan, including but not limited to a Registration Statement and any and all amendments including post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     This Power of Attorney may be executed in several counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have Power of Attorney as of this 19th day of July, 1994.

     Signature                Title



/s/ Samuel Rubinovitz         Director

                                EXHIBIT 25

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Edward
J. Richardson and William G. Seils as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all documents which said attorney-in-fact and agent may deem necessary or advisable to enable Richardson Electronics, Ltd. to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities Exchange Commission in connection with the registration under said Act of Shares of Common Stock, $.05 par value, to be offered or sold by said corporation pursuant to its Employees' Incentive Compensation Plan, including but not limited to a Registration Statement and any and all amendments including post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     This Power of Attorney may be executed in several counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have Power of Attorney as of this 19th day of July, 1994.

     Signature                Title



/s/Kenneth J. Douglas         Director

                                Exhibit 99

                               SUBSIDIARIES
                                    OF
                       RICHARDSON ELECTRONICS, LTD.


      Richardson Electronics Canada, Ltd.     Canada



      Richardson Electronics (Europe) Ltd.    United Kingdom



      Richardson Electronique S.A.            France



      Richardson France SNC                   France


      Richardson Electronics Italy SRL        Italy



      Richardson Electronics Iberica, S.A.    Spain



      Richardson Electronics GmbH             Germany


      Richardson Electronics Japan K.K.       Japan



      Richardson Electronics Pte Ltd.         Singapore


      Richardson Electronics S.A. de C.V.     Mexico